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                                                                  EXECUTION COPY


                        SECOND AMENDMENT dated as of March 24, 2000 (this
                  "Amendment"), to the Waiver and First Amendment dated as of February 7, 2000, as amended by the First Amendment and Consent dated as of March 15, 2000 (the "Waiver") of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of November 6, 1998, as amended by the Waiver, among SCHEIN PHARMACEUTICAL, INC., a Delaware corporation (the "Borrower"), the lenders party hereto (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as issuing bank and as collateral agent.


            A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

            B. The Borrower has requested that the Waiver be amended as set forth herein.

            C. The Required Lenders are willing to amend the Waiver pursuant to the terms and subject to the conditions set forth herein.

            D. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

            In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

                       SECTION 1. Amendment to the Waiver.

            (a) Section 1 of the Waiver is hereby amended and restated in its entirety as follows:

                        "(a) Subject to Section 5 below, the undersigned Lenders
                  hereby waive compliance, at all times on or after September 26, 1999, and on or prior to March 31, 2000, with the covenants contained in (i) Section 6.14 of the Credit Agreement; (ii) Section 6.17 of the Credit Agreement; and
                  (iii) Section 6.18 of the Credit Agreement. The waivers provided for in the preceding sentence will terminate on the earlier of (x) 5:00 p.m., New York City time, on March 31, 2000, (y) any date on which an Event of Default shall occur under the Credit Agreement (giving effect to the waiver provided for in this Section) and (z) any date on which the Borrower shall fail to perform any of its undertakings under this

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                                                                               2

                  Waiver and Amendment (the first to occur of the dates referred to in the preceding clauses (x), (y) and (z) being called the "Termination Date")."

                  SECTION 2. Representations and Warranties. The Borrower represents and warrants to each of the Lenders and the Administrative Agent that:

                  (i) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of the date hereof.

                  (ii) After giving effect to this Amendment, no Event of
            Default or Default has occurred and is continuing.

                  SECTION 3. Conditions to Effectiveness of Amendments. The amendment set forth in Section 1 shall become effective as of the date of this Amendment, but only upon the satisfaction on or prior to the date hereof of the following conditions precedent (the date on which the last of such conditions is satisfied being called the "Effective Date"):

                  (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders; and

                  (b) the representations and warranties set forth in Section 2 shall be true and correct.

                  SECTION 4. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders and the Administrative Agent under the Credit Agreement, or alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. The agreements set forth in this Amendment shall be deemed for all purposes to be covenants contained in Article VI of the Credit Agreement as amended hereby, and the failure of the Borrower to perform any of such agreements in accordance with the terms thereof shall constitute an Event of Default under the Credit Agreement as so amended. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

                  SECTION 5. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses reasonably incurred in

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connection with this Amendment, including, without limitation, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                              SCHEIN PHARMACEUTICAL, INC.,


                              by
                                 ______________________________________
                                 Name:
                                 Title:

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                              THE CHASE MANHATTAN BANK, individually
                              and as Administrative Agent, Collateral
                              Agent and Issuing Bank,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

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                              THE BANK OF NOVA SCOTIA,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

                              BANK OF TOKYO-MITSUBISHI TRUST
                              COMPANY,


                              by
                                 _____________________________________
                                 Name:
                                 Title:
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                              BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK
                              AKTIENGESSELLSCHAFT, NEW YORK BRANCH,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

                              by
                                  _____________________________________
                                 Name:
                                 Title:

                              COMERICA BANK,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

                              COMMERCIAL LOAN FUNDING TRUST I,

                                   by: LEHMAN COMMERCIAL PAPER, INC.,
                                   not in its individual capacity but
                                   solely as Administrative Agent


                              by
                                 _____________________________________
                                 Name:
                                 Title:

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                              COOPERATIEVE CENTRALE RAIFFEIFEN-
                              BOERENLEENBANK, B.A., "RABOBANK
                              NEDERLAND", NEW YORK BRANCH,


                              by
                                 _____________________________________
                                 Name:
                                 Title:


                              by
                                 _____________________________________
                                 Name:
                                 Title:

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                              DEUTSCHE BANK, A.G., NEW YORK AND/OR
                              CAYMAN ISLAND BRANCHES,


                              by
                                 _____________________________________
                                 Name:
                                 Title:


                              by
                                  _____________________________________
                                 Name:
                                 Title:

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                              DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                              CAYMAN ISLAND BRANCH,


                              by
                                 _____________________________________
                                 Name:
                                 Title:


                              by
                                 _____________________________________
                                 Name:
                                 Title:

                              FIRST UNION NATIONAL BANK,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

                              FLEET BANK, N.A. (formerly known as
                              NatWest Bank, N.A.),


                              by
                                 _____________________________________
                                 Name:
                                 Title:

                              KEYBANK NATIONAL ASSOCIATION,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

                              MELLON BANK, N.A.,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

                              PNC BANK, N.A.,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

                              SOCIETE GENERALE, NEW YORK BRANCH,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

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                              SUMMIT BANK,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

                              AG CAPITAL FUNDING PARTNERS, L.P.,


                              by
                                 _____________________________________
                                 Name:
                                 Title:

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                              BEAR, STEARNS & CO. INC.,


                              by
                                 _____________________________________
                                 Name:
                                 Title: